Exhibit 23.4

CONSENT OF VALUATION RESEARCH CORPORATION

We hereby consent to being named in the Registration Statement on Form S-1 of Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement (including the prospectus contained therein), in connection with our appraisal of the enterprise value of Morton’s Holdings, LLC as of June 29, 2003 and January 4, 2004, and we further consent to the filing of this consent as an exhibit to such Registration Statement.

VALUATION RESEARCH CORPORATION

By:	/S/ NEIL KELLY
Title: Neil Kelly Name: Chairman of the Board

Dated: January 18, 2006

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